As filed with the Securities and Exchange Commission on December 23, 2020

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVI INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
Delaware	11-2014231
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4500 Biscayne Blvd., Suite 340 Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

EVI Industries, Inc. 2015 Equity Incentive Plan (formerly the EnviroStar, Inc. 2015 Equity Incentive Plan)
(Full title of the plan)

Henry M. Nahmad Chairman, Chief Executive Officer and President EVI Industries, Inc. 4500 Biscayne Blvd., Suite 340 Miami, Florida 33137
(Name and address of agent for service)

(305) 402-9300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,”  “smaller reporting company,” and "emerging growth company"  in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)

Common Stock, par value $0.025 per share	1,500,000	$28.49	$42,735,000	$4,662.39

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Stock which may become issuable under the EVI Industries, Inc. 2015 Equity Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of the registrant’s Common Stock.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the registrant’s Common Stock on the NYSE American on December 21, 2020.

Explanatory Note

At the 2020 Annual Meeting of Stockholders of EVI Industries, Inc. (the “Company”), the Company’s stockholders approved an amendment to the EVI Industries, Inc. 2015 Equity Incentive Plan (formerly the EnviroStar, Inc. 2015 Equity Incentive Plan) (as so amended, the “Plan”), which increased the number of shares of the Company’s Common Stock authorized for issuance pursuant to awards granted under the Plan from 1,500,000 shares to 3,000,000 shares. The Company is filing this Registration Statement to register the additional 1,500,000 shares of its Common Stock authorized under the Plan as a result of the amendment.

The shares registered hereunder are of the same class as those registered under the Company’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 18, 2015 (Registration No. 333-208082) (the “Initial Registration Statement”).  Pursuant to General Instruction E to Form S-8, the contents of the Initial Registration Statements are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated herein by reference:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the Commission on September 14, 2020.

(2)	Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the Commission on October 28, 2020.

(3)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the Commission on November 9, 2020.

(4)	The Company’s Current Report on Form 8-K, filed with the Commission on October 15, 2020.

(5)	The Company’s Current Report on Form 8-K, filed with the Commission on December 18, 2020.

(6)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on November 15, 2020, that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(7)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on October 28, 1999, and any amendments to such Registration Statement filed subsequently thereto and other reports filed for the purpose of updating such description, including Exhibit 4(g) to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the Commission on September 13, 2019.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of BDO USA, LLP

23.2	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature pages to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 23, 2020.

EVI INDUSTRIES, INC.

By:	/s/ Henry M. Nahmad
Henry M. Nahmad,
Chairman, Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Henry M. Nahmad and Robert H. Lazar, and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Henry M. Nahmad	Chairman, Chief Executive Officer	December 23, 2020
Henry M. Nahmad	and President

/s/ Robert H. Lazar	Chief Financial Officer (and Principal	December 23, 2020
Robert H. Lazar	Accounting Officer)

/s/ Dennis Mack	Executive Vice President, Corporate	December 23, 2020
Dennis Mack	Strategy and Director

/s/ David Blyer	Director	December 23, 2020
David Blyer

/s/ Glen Kruger	Director	December 23, 2020
Glen Kruger

/s/ Timothy P. LaMacchia	Director	December 23, 2020
Timothy P. LaMacchia

/s/ Hal M. Lucas	Director	December 23, 2020
Hal M. Lucas